UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2009

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

One Boston Scientific Place, Natick, Massachusetts	01760-1537
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:   (508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the fling obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 28, 2009, our Board of Directors, upon the recommendation of the Nominating and Governance Committee, elected each of Katharine T. Bartlett and Bruce L. Byrnes to the Board of Directors of Boston Scientific effective as of August 1, 2009. Each of Ms. Bartlett’s and Mr. Byrnes’ terms will expire at our 2010 Annual Meeting of Stockholders.  The appointment of Ms. Bartlett and Mr. Byrnes will increase the size of our Board to thirteen members. Ms. Bartlett will be joining the Human Resource and Executive Compensation Committee of our Board of Directors, and Mr. Byrnes will be joining the Audit Committee of our Board of Directors.  Neither Ms. Bartlett nor Mr. Byrnes is a party to any transaction with Boston Scientific or any of its subsidiaries in which the amount involved exceeds $120,000 and in which Ms. Bartlett and Mr. Byrnes have a direct or indirect material interest.

In connection with the election of each of Ms. Bartlett and Mr. Byrnes as non-employee directors of the Board, they will each receive our standard director compensation, including an annual cash retainer of $75,000 (pro rated from August 1, 2009) and an annual restricted stock grant equal to a number of shares of restricted stock determined by dividing $125,000 by the fair market value of our common stock on the first business day following the effectiveness of their appointment to our Board of Directors.

A copy of the press release attached hereto as Exhibit 99.1 is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

99.1	Press Release issued by Boston Scientific Corporation dated July 29, 2009.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

Date: July 31, 2009	By:	/s/ Lawrence J. Knopf
Lawrence J. Knopf
Senior Vice President and Deputy General Counsel

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INDEX TO EXHIBITS

Exhibit No.

99.1	Press Release issued by Boston Scientific Corporation dated July 29, 2009

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